EXHIBIT 99.1

Art Technology Group Investor Presentation February 2007 Bob Burke, CEO Julie Bradley, CFO

Safe Harbor This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements - including those regarding the company's financial expectations for full year 2007, expected demand for the company's solutions and the company's integration of eStara - involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are subject to various risks and uncertainties, which are detailed in the company's filings with the SEC. These filings can be accessed at www.sec.gov.

ATG Overview - NASDAQ: ARTG ATG is the Leading eCommerce platform provider Founded in 1991, IPO in 1999 Headquarters in Cambridge, MA 378 employees Focused on eCommerce and solutions that drive profitable online business

Selected ATG Customers

Selected eStara Customers

How eStara Augments ATG's Business Proven solutions for increasing online sales conversion through Click to Call, Click to Chat and Call Tracking High growth, on demand, recurring revenue business model Unprecedented enterprise customer list Q4 2006 revenue = $4.7M Accretive on a non-GAAP basis within the first quarter of ATG ownership (Q4 2006)

The Most Complete Integrated Commerce Suite Click to Call Chat e-Mail response management Offer management Incident tracking Purchase and interaction history Knowledge base Self-service Order administration Search engine optimization Web / email campaigns Personalization Content targeting Searchandising Guided navigation Cross-/up-sell management Dynamic web content management Cart recovery & resell Affinity selling Customer intelligence Cart abandonment analysis A/B Testing Web analytics

Forrester Research ATG #1 in current eCommerce offering "ATG Ups the Ante for B2C Commerce Platforms" - The Forrester Wave(tm) Commerce Platforms, Q3 2006 ATG Rankings The eCommerce Platform Analysts Rate #1 ATG is a "Leader" and #1 in "Completeness of Vision" - Gartner B2C Commerce & Marketing Magic Quadrant, 2005 ? #1 in reliability and scalability #1 in administration and management #1 in catalog / content management #1 in campaign management #1 in customer self-service ? ? ? ?

ATG Rankings The eCommerce Platform Analysts Rate #1 Gartner Magic Quadrant for eCommerce, 4Q06 Gartner ATG #1 in "Completeness of Vision"

Online sellers need more sophisticated tools to thrive in this environment Market Dynamics Combined Effects Customer loyalty up for grabs Competition ratcheting up Brand value deteriorating Number of SKUs rising Product lifecycles shortening Customer segments multiplying Rate of change accelerating

Improve Customer Experience Personalization Advanced search Rich media, single page checkout AB testing eService & assisted care Increase Agility Dynamic merchandising Web content management Web analytics Increase Scale # of visitors and orders # of brands and microsites # of languages and currencies # of SKU's What's Driving eCommerce Re-platforming "Bolting On" and "Band-Aiding" have reached a tipping point A mature pre-integrated holistic eCommerce suite designed for high volume makes the most economical sense

Current Target eCommerce Market... Target Countries US, Canada, UK, France, Germany Industry Focus 1) Retail 2 ) Consumer product manufacturing 3) Media & entertainment 4) Telco/cable/satellite 5) Software/hardware Addressable Market 40,000 Companies 10,000 Companies 6,100 Companies "22% of eTailers will re-platform in the next 12 months" - Aberdeen, January 2007

Goals & Strategy Summary Strengthen our leadership in eCommerce Enhance functionality, usability and operability Increase resources and partners to deliver business Drive our hybrid business model Sell perpetual licenses per customer demand... Invest and aggressively grow our OnDemand business Grow organically and through acquisitions Increase recurring revenue streams Accelerate cash flow from operations

Financial Review

Growing Revenue $69.2M $90.6M $103.2M millions 2007 Revenue guidance: $117 - $123M

2006 Revenue Mix 2006 Product Revenue: 10% Y/Y growth 2006 Services Revenue: 16% Y/Y growth 2006 OnDemand Revenue: $7.2M from 70 ATG sites $4.7M from eStara (Q4 only) 2006 ASP: $213,000 $32.8M $70.4M

Increasing Profitability $(9.54) $(4.95) $5.77 $8.97 $9.70 $13.61

Balance Sheet Highlights* *In Millions

Cash Flow from Operations $(14.1) $3.9 $7.6 2007 Guidance: $19M - $22M

Upfront or Ratable Upfront ATG Lines of Business License Support & Maintenance Professional Services / Education Delivery Upfront Over time Over time Fixed Rate Schedule ? ? Revenue Recognition Ratable Ratable ATG OnDemand (MSP) Over time ? Ratable ATG OnDemand (SaaS) Over time Ratable eStara (SaaS) Over time Ratable

Upfront or Ratable ATG Lines of Business License Support & Maintenance Professional Services / Education Delivery Upfront Over time Over time Fixed Rate Schedule ? ? Revenue Recognition Ratable Ratable ATG OnDemand (MSP) Over time Ratable ATG OnDemand (SaaS) Over time Ratable eStara (SaaS) Over time Ratable A license + ATG hosting or a license + eStara triggers ratable recognition of license revenue.

Upfront + Ratable ATG Lines of Business License Support & Maintenance Professional Services / Education Delivery Upfront Over time Over time Fixed Rate Schedule ? ? Revenue Recognition Ratable Ratable ATG OnDemand (MSP) Over time Ratable ATG OnDemand (SaaS) Over time Ratable eStara (SaaS) Over time Ratable Starting in Q1 2007, we will provide you with net change in license deferred revenue. This metric + license revenue = historical license revenue.

Revenue Reconciliation: 2007 Guidance Revenue (In Millions) 2007 Plan Adjustment for Ratable Revenue Recognition* 2007 Guidance Product License $35 - $37 25% - 50% $23 - $25 Services $94 - $98 N/A $94 - $98 Total $129 - $135 $117 - $123 * We estimate that beginning in Q1 07, 25% of license revenue will be recognized ratably, ramping to 50% by Q4 07.

Scalable Business Model

FY2007 Outlook Guidance as of February 6, 2007 Annual 2007 revenue between $117M and $123M 2007 GAAP net income between ($4M) and $0M Including $5.0M - $6.0M non-cash impact of FAS 123R stock- based compensation expense Including $5.2M amortization of acquired intangibles 2007 non-GAAP net income $6M to $11M Cash flow from operations: $19M to $22M

Conclusion Healthy Market Opportunity Leadership in eCommerce Solid Financials